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                                                       EXHIBIT 99.B10(a)(vii)

North American Security Life Insurance Company
116 Huntington Avenue
Boston, Massachusetts 02116
(617) 266-6008


December 17, 1996

To Whom it may concern:

This opinion is written in reference to the shares of beneficial interest, $.01 par value (the "Shares") of the portfolios listed below of NASL Series Trust, a Massachusetts business trust (the "Trust"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 2-94157) (the "Registration Statement") filed by the Trust pursuant to the Securities Act of 1933.

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

         1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

         2. The Shares have been duly authorized and, when sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

                         Value
                         High Yield
                         International Stock
                         Science & Technology
                         Balanced
                         Worldwide Growth
                         Emerging Growth
                         Pilgrim Baxter Growth
                         Pacific Rim Emerging Markets
                         Real Estate Securities
                         Capital Growth Bond
                         Equity Index
                         Quantitative Equity
                         Lifestyle Conservative 280 Trust
                         Lifestyle Moderate 460 Trust
                         Lifestyle Balanced 640 Trust
                         Lifestyle Growth 820 Trust
                         Lifestyle Aggressive 1000 Trust


I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ BETSY ANNE SEEL

Betsy Anne Seel, Esq.